Media Contact:
Tim Hunt
Director, Public Affairs
Biogen, Inc.
Tel: (617) 914-6524

Investment Community Contact:
Elizabeth Woo
Senior Director, Investor Relations
Biogen, Inc.
Tel: (617) 679-2812

Total Revenues Up 19 Percent Year-Over-Year
- - -
Biogen’s Third Quarter 2003 Reported EPS of $0.36 Increased 30 Percent
Year-Over-Year;
Operating EPS of $0.51 Increased 39 Percent Year-Over-Year
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Shareholder Meeting to Vote on Merger with IDEC Pharmaceuticals Scheduled for
November 12, 2003
- - -
Oral Psoriasis Therapy Licensed from Fumapharm AG
- - -

For Immediate Release

Cambridge, MA (October 28, 2003) — Biogen, Inc. (NASDAQ: BGEN) today announced financial results for the third quarter of 2003.

For the three months ended September 30, 2003, total revenues were $342 million, an increase of 19 percent over the third quarter of 2002.

•	AVONEX® (Interferon beta-1a) worldwide sales were $298 million, an increase of 14 percent over third quarter 2002. U.S. sales were $204 million, and international sales were $94 million.

•	AMEVIVE® (alefacept) sales were $12 million.

•	Royalties were $29 million, an increase of seven percent over the third quarter 2002.

Reported net income increased 31 percent to $55 million, or $0.36 earnings per share, in the third quarter of 2003, from $42 million, or $0.28 earnings per share, in the third quarter of 2002. Operating earnings per share was $0.51 in the third quarter of 2003 versus $0.37 in the same period of 2002, an increase of 39 percent. Operating results in the third quarter of 2003 exclude an upfront payment related to the licensing of a second-generation fumarate derivative from Fumapharm AG, merger-related expenses, gains on the sales of securities, and an equity writedown. On an after-tax basis, these charges were $22 million, or $0.14 per share. See attached “Operating Condensed Consolidated Statements of Income” tables for a reconciliation of reported results (GAAP) to operating results (Non-GAAP).

“We are eager to move forward as Biogen Idec and to capitalize on our momentum. We are advancing toward completion of our proposed merger with IDEC in mid-November. Both companies are experiencing strong revenue growth and the merger integration planning is proceeding quickly and efficiently.” said Jim Mullen, Biogen’s Chairman and Chief Executive Officer. “In addition, our combined late-stage pipeline is progressing ahead: ANTEGREN® (natalizumab) is in Phase 3 trials in MS and Crohn’s disease; RITUXAN® (rituximab) is in Phase 3 trials for Rheumatoid Arthritis; our partner, Fumapharm AG, has initiated a Phase 3 trial in Europe in psoriasis for the second-generation oral fumarate, and IDEC’s anti-CD23 antibody will soon enter Phase 2 trials.”

NEUROLOGY

AVONEX

In August, the new pre-filled syringe for AVONEX, designed to make treatment even more convenient for people with MS, became available in the U.S. In Europe, the new prefilled syringe is being made available on a country-by-country basis. With more than 120,000 patients on therapy, AVONEX is the number one selling MS treatment worldwide.

In the October 11th issue of The Lancet, researchers who conducted a five-year Danish study of 541 patients with relapsing-remitting multiple sclerosis concluded that patients who developed antibodies had a yearly relapse rate more than 50 percent higher than those who didn’t produce antibodies. Throughout the study, AVONEX had a low rate of conversion from antibody negative to antibody positive. These new data provide additional insight into the potential relevance of neutralizing antibodies for MS patients.

ANTEGREN

Two Phase 3 studies of ANTEGREN in MS are underway. AFFIRM (natalizumab safety and efficacy in relapsing-remitting MS) will evaluate the ability of natalizumab to slow the rate of disability in MS and to reduce the rate of clinical relapses; SENTINEL (safety and efficacy of natalizumab in combination with AVONEX in patients with relapsing-remitting MS) will determine if the combination of natalizumab and AVONEX is more effective than treatment with AVONEX alone in slowing the rate of disability and reducing the rate of clinical relapses.

The full trial results of ENACT-1 (Evaluation of Natalizumab in Active Crohn’s disease Therapy-1) were presented on October 15th at the American College of Gastroenterology. In this Phase 3 induction trial, the primary endpoint of “response”, as defined by a 70-point decrease in the Crohn’s Disease Activity Index (“CDAI”) at week 10, was not met. There were no notable differences in the overall rates of side effects between natalizumab and placebo treatment groups through week 12. The most common adverse events seen in the trial were headache, nausea, and abdominal pain across both groups.

The natalizumab “maintenance” trial in Crohn’s disease – ENACT-2 (Evaluation of Natalizumab as Continuous Therapy-2) is ongoing.

DERMATOLOGY

AMEVIVE

As of October, nearly 3,500 patients in the U.S. have initiated AMEVIVE treatment. More than 1,800 physicians in the U.S. are pursuing AMEVIVE therapy for their patients. The continued growth in referring physicians indicates expanding interest in the use of biologics for the treatment of psoriasis. Overall, the reimbursement environment for AMEVIVE continues to improve due to increased payor acceptance of AMEVIVE as well as the Company’s efforts to broaden access options through specialty pharmacies. These factors are expected to improve physician and patient access to AMEVIVE.

BG-12 (oral fumarate)

Biogen has licensed from Fumapharm AG exclusive rights to develop and market a potential new oral therapy for psoriasis entering Phase 3 clinical trials in Europe. The product is a second-generation fumarate derivative with an immunomodulatory mechanism of action. A first-generation product is currently marketed as FUMADERM® in Germany, where it is the most prescribed oral systemic treatment of moderate-to-severe psoriasis.

Fumapharm has completed a Phase 2 clinical trial of the second-generation product in psoriasis. Results of this double blind, multi-center study will be announced at an upcoming dermatology conference. Biogen plans to collaborate with Fumapharm to accelerate the Phase 3 clinical development and registration program worldwide.

2003 FINANCIAL GUIDANCE

The Company confirmed that there is no change to its full year 2003 operating earnings per share guidance. Guidance for full year 2003 reported earnings per share (GAAP-based financial measure) is not currently assessable as the Company cannot predict with any certainty the nature or the amount of non-operating or unusual charges in the fourth quarter.

CONFERENCE CALL AND WEBCAST

The Company’s earnings conference call for the third quarter will be broadcast via the Internet at 8:30 a.m. ET on October 28, 2003, and will be accessible through the investor relations section of Biogen’s homepage, http://www.biogen.com.

ABOUT BIOGEN

A pioneer in leading edge research in immunology, neurobiology and oncology, Biogen brings novel therapies to improve patients’ lives around the world through its global marketing capabilities. For press releases and additional information about the company, please visit http://www.biogen.com.

ABOUT AVONEX

AVONEX (Interferon beta-1a) is used to treat relapsing forms of MS to slow the accumulation of physical disability and decrease the frequency of clinical exacerbations.

The most common side effects associated with AVONEX treatment are flu-like symptoms including myalgia, fever, fatigue, headache, chills nausea, vomiting, pain and asthenia.

AVONEX should be used with caution in patients with depression or other mood disorders and in patients with seizure disorders. AVONEX should not be used by pregnant women. Patients with cardiac disease should be closely monitored. Patients should also be monitored for signs of hepatic injury. Routine periodic blood chemistry and hematology tests are recommended during treatment with AVONEX. Rare cases of anaphylaxis have been reported.

FORWARD LOOKING STATEMENTS / SAFE HARBOR

This press release contains forward-looking statements regarding expected future financial results, improving access and the reimbursement environment for AMEVIVE, the proposed merger with IDEC and the timing of initiation of later stage clinical trials for products under development by Biogen and IDEC.

These statements are based on the Company’s current beliefs and expectations. A number of risks and uncertainties could cause actual results to differ materially. For example, financial results, including future revenues, revenue growth, earnings per share, product sales, royalties, expenses, income tax rate and capital expenditures, may be affected by any slowing of growth of the multiple sclerosis market, any change in market acceptance of AVONEX in key markets worldwide, the Company’s ability to achieve market acceptance of AMEVIVE, the impact of reimbursement and pricing decisions related to the Company’s products, the impact of competitive products on AVONEX and AMEVIVE sales, any material decreases in sales by licensees of products on which the Company receives royalties, the impact of litigation, any unanticipated increase in expenses including in the areas of research and development and sales and marketing, and in-licensing and product opportunities. The Company’s current view related to the merger with IDEC are subject to a number of risks and uncertainties. For example, the Company may be unable to obtain shareholder approval required for the merger. Unanticipated difficulties encountered in either company’s business or with its products or pipeline may have an impact on closing of the merger or the results anticipated as a combined company. Problems may arise in successfully integrating the two companies businesses. The merger may involve unexpected costs. The combined company may be unable to achieve cost-cutting synergies. The Company’s business may suffer as a result of uncertainty surrounding the merger. The Company’s expectations regarding the timing of initiation of later-stage clinical trials for products under development by Biogen and IDEC are subject to the risks inherent in drug development, including that there may be safety issues or other problems or delays that arise during earlier stage clinical trials, unexpected technical or manufacturing hurdles, or intellectual property disputes.

For more detailed information on the risks and uncertainties associated with these forward looking statements and the Company’s other activities see the Outlook section in MD&A of the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

IDEC Pharmaceuticals Corporation has filed a Registration Statement on Form S-4 (No. 333-107098), a joint proxy statement/prospectus of Biogen, Inc. and IDEC and other relevant materials regarding the proposed merger transaction with the SEC. Investors and security holders of Biogen and IDEC are urged to read the joint proxy statement/prospectus filed with the SEC on October 6, 2003 and the other relevant materials filed by Biogen or IDEC with the SEC, because they contain important information about IDEC, Biogen and the proposed transaction. The joint proxy statement/prospectus has been sent to the security holders of Biogen and IDEC seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of these materials and other documents filed by Biogen or IDEC with the SEC at the SEC’s website at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from Biogen, Inc., Fourteen Cambridge Center, Cambridge, MA 02142, Attn. Investor Relations or IDEC Pharmaceuticals Corporation, 3030 Callan Road, San Diego, CA 92121. In addition, investors and security holders may access copies of the joint proxy statement/prospectus and the documents filed with the SEC by Biogen on Biogen’s website at www.biogen.com and investors and security holders may access copies of the documents filed with the SEC by IDEC on IDEC’s website at www.idecpharm.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials relating to the proposed transaction before voting or making any investment decision with respect to the proposed transaction.

Financial Results For The Third Quarter of 2003
Condensed Consolidated Statements Of Income
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

REVENUES
Product	$310,109	$261,563	$881,435	$778,090
Royalties	28,556	26,765	100,439	67,844
Contract	3,117	—	6,253	—

Total Revenues	341,782	288,328	988,127	845,934

COST AND EXPENSES
Cost of product and royalty revenues	54,264	42,050	146,176	117,577
Research and development	124,434	104,551	325,623	276,366
Selling, general and administrative	89,379	72,646	276,949	237,603
Merger related expenses	2,839	—	6,643	—

Total Cost and Expenses	270,916	219,247	755,391	631,546

Income from Operations	70,866	69,081	232,736	214,388
Other income (expense), net	5,809	(10,459)	12,556	4,673

INCOME BEFORE INCOME TAXES	76,675	58,622	245,292	219,061
Income Taxes	21,469	16,414	68,682	61,337

NET INCOME	$55,206	$42,208	$176,610	$157,724

BASIC EARNINGS PER SHARE	$0.37	$0.28	$1.18	$1.06

DILUTED EARNINGS PER SHARE	$0.36	$0.28	$1.17	$1.04

SHARES USED IN CALCULATING:
BASIC EARNINGS PER SHARE	150,134	149,521	149,746	149,137

DILUTED EARNINGS PER SHARE	151,823	151,397	151,586	151,878

Financial Results For The Third Quarter of 2003
Operating Condensed Consolidated Statements Of Income
(in thousands, except per share amounts)

The non-GAAP financial measure presented below is utilized by Biogen management to gain an understanding of the comparative operating performance of the Company. This non-GAAP financial measure may be useful in excluding those non-operational or unusual activities or transactions that are not necessarily relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

	Three Months Ended
	September 30,

	2003 (a)			2002 (b)

			Operating			Operating
	Reported	Adjustments	Results	Reported	Adjustments	Results

REVENUES
Product	$310,109		$310,109	$261,563		$261,563
Royalties	28,556		28,556	26,765		26,765
Contract	3,117		3,117	—		—

Total Revenues	341,782	—	341,782	288,328	—	288,328

COST AND EXPENSES
Cost of product and royalty revenues	54,264		54,264	42,050		42,050
Research and development	124,434	(26,681)	97,753	104,551		104,551
Selling, general and administrative	89,379		89,379	72,646		72,646
Merger related expenses	2,839	(2,839)	—	—		—

Total Cost and Expenses	270,916	(29,520)	241,396	219,247	—	219,247

Income from Operations	70,866	29,520	100,386	69,081	—	69,081
Other income (expense), net	5,809	1,049	6,858	(10,459)	18,413	7,954

INCOME BEFORE INCOME TAXES	76,675	30,569	107,244	58,622	18,413	77,035
Income Taxes	21,469	8,559	30,028	16,414	5,156	21,570

NET INCOME	$55,206	$22,010	$77,216	$42,208	$13,257	$55,465

BASIC EARNINGS PER SHARE	$0.37	$0.15	$0.51	$0.28	$0.09	$0.37

DILUTED EARNINGS PER SHARE	$0.36	$0.14	$0.51	$0.28	$0.09	$0.37

SHARES USED IN CALCULATING:
BASIC EARNINGS PER SHARE	150,134	150,134	150,134	149,521	149,521	149,521

DILUTED EARNINGS PER SHARE	151,823	151,823	151,823	151,397	151,397	151,397

(a)	Non-operational adjustments for the third quarter of 2003 include charges of $26.7 million for a non-refundable license fee, $2.8 million related to the pending merger with IDEC, $1.8 million for the writedown of certain investments, and $0.7 million of gains from sales of certain non-current marketable securities.

(b)	Non-operational adjustments for the third quarter of 2002 includes a $10.5 million reserve for a loan and a $7.9 million charge for the writedown of certain non-current marketable securities.

Financial Results For The Third Quarter of 2003
Operating Condensed Consolidated Statements Of Income
(in thousands, except per share amounts)

The non-GAAP financial measure presented below is utilized by Biogen management to gain an understanding of the comparative operating performance of the Company. This non-GAAP financial measure may be useful in excluding those non-operational or unusual activities or transactions that are not necessarily relevant to obtaining an understanding of the trends of the Company or the prospects of future performance.

	Nine Months Ended
	September 30,

	2003 (a)			2002 (b)

			Operating			Operating
	Reported	Adjustments	Results	Reported	Adjustments	Results

REVENUES
Product	$881,435		$881,435	$778,090		$778,090
Royalties	100,439		100,439	67,844		67,844
Contract	6,253		6,253	—		—

Total Revenues	988,127	—	988,127	845,934	—	845,934

COST AND EXPENSES
Cost of product and royalty revenues	146,176		146,176	117,577		117,577
Research and development	325,623	(26,681)	298,942	276,366		276,366
Selling, general and administrative	276,949		276,949	237,603	(5,800)	231,803
Merger related expenses	6,643	(6,643)	—	—		—

Total Cost and Expenses	755,391	(33,324)	722,067	631,546	(5,800)	625,746

Income from Operations	232,736	33,324	266,060	214,388	5,800	220,188
Other income, net	12,556	15,607	28,163	4,673	20,595	25,268

INCOME BEFORE INCOME TAXES	245,292	48,931	294,223	219,061	26,395	245,456
Income Taxes	68,682	13,701	82,383	61,337	7,391	68,728

NET INCOME	$176,610	$35,230	$211,840	$157,724	$19,004	$176,728

BASIC EARNINGS PER SHARE	$1.18	$0.24	$1.41	$1.06	$0.13	$1.19

DILUTED EARNINGS PER SHARE	$1.17	$0.23	$1.40	$1.04	$0.13	$1.16

SHARES USED IN CALCULATING:
BASIC EARNINGS PER SHARE	149,746	149,746	149,746	149,137	149,137	149,137

DILUTED EARNINGS PER SHARE	151,586	151,586	151,586	151,878	151,878	151,878

(a)	Non-operational adjustments for the nine months ended September 30, 2003 include charges of $26.7 million for a non-refundable license fee, $12.9 million related to the settlement of litigation, $4.9 million for the writedown of certain investments, $6.6 million related to the pending merger with IDEC, and $2.2 million of gains from sales of certain non-current marketable securities.

(b)	Non-operational adjustments for the nine months ended September 30, 2002 includes $10.1 million of charges related to the writedown of certain non-current marketable securities, a $10.5 million reserve for a loan, and a $5.8 million charge related to severance and post retirement benefits for the former chairman.

Condensed Consolidated Balance Sheets
(in thousands)

	Sep. 30, 2003	Dec. 31, 2002

ASSETS
Current Assets
Cash and marketable securities	$925,545	$867,109
Accounts receivable, net	211,747	171,067
Other current assets	159,467	177,848

Total current assets	1,296,759	1,216,024

Property and equipment, net	779,379	738,059
Other assets	74,109	52,905

	$2,150,247	$2,006,988

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$283,629	$326,333
Long term debt & liabilities	89,692	85,234
Shareholders’ equity	1,776,926	1,595,421

	$2,150,247	$2,006,988